Exhibit 99.1


                              Attachment to Form 4


                             JOINT FILER INFORMATION



Name and Address:                          Daniel S. Loeb
                                           390 Park Avenue
                                           New York, NY 10022


Date of Event Requiring Statement:         04/07/08
Issuer and Ticker Symbol:                  Flow International Corporation (FLOW)
Relationship to Issuer:                    10% Owner
Designated Filer:                          Third Point LLC


TABLE I INFORMATION

Title of Security:                         Common Stock
Transaction Date                           04/07/08
Transaction Code                           S
Amount of Securities and Price             350,000 at $10.25 per share
Securities Acquired (A) or Disposed of (D) D
Amount of Securities Beneficially Owned
     Following Reported Transactions       4,710,000
Ownership Form:                            I
Nature of Indirect Beneficial Ownership:   (1)